Exhibit 99.1

Clayton Williams Energy Announces Second Quarter 2009 Financial Results

MIDLAND, Texas--(BUSINESS WIRE)--August 5, 2009--Clayton Williams Energy, Inc. (NASDAQ:CWEI) reported a net loss attributable to Company stockholders for the second quarter of 2009 of $38.6 million, or $3.18 per share, as compared to a net loss of $21.2 million, or $1.75 per share, for the second quarter of 2008. Cash flow from operations for the second quarter of 2009 was $26.6 million as compared to $71.4 million during the same period in 2008.

For the six months ended June 30, 2009, the Company reported a net loss attributable to Company stockholders of $60.9 million, or $5.02 per share, as compared to a net loss of $14 million, or $1.19 per share, for the same period in 2008. Cash flow from operations for the six-month period in 2009 was $39.9 million as compared to $149.4 million during the same period in 2008.

As previously reported, the current quarter included a non-cash charge of $32.1 million related to the impairment of certain drilling rigs and related equipment of Desta Drilling, LP (formerly Larclay JV) to reduce the carrying value of the equipment to its estimated fair value.

The Company’s operating results continue to be negatively impacted by the effects of the current global recession. Oil and gas sales decreased 57% from $134.3 million for the second quarter of 2008 to $57.2 million for the same quarter in 2009. Substantially all of the reduction in oil and gas sales was attributable to lower product prices. Average realized oil prices for the second quarter of 2009 decreased 53% to $56.55 per barrel from $121.51 per barrel in the 2008 period, while gas prices decreased 65% to $3.84 per Mcf from $11.07 per Mcf in the same quarter of 2008. Average realized prices for 2009 and 2008 exclude the effects of any gains or losses realized on commodity hedging transactions since those derivatives were not designated as cash flow hedges and have been reported in the Company’s statements of operations as gain/loss on derivatives under applicable accounting standards.

Oil production for the second quarter of 2009 increased 2% to 716,000 barrels, or 7,868 barrels per day, compared to 703,000 barrels, or 7,725 barrels per day, in the second quarter of 2008. Gas production for the second quarter 2009 decreased 8% to 3.9 Bcf, or 42,374 Mcf per day, from 4.2 Bcf, or 45,901 Mcf per day, in the 2008 quarter.

For the second quarter of 2009, the Company reported a $21.8 million net loss on derivatives, consisting of a $20.3 million non-cash loss to mark the Company’s derivative positions to their fair value on June 30, 2009 and a $1.5 million realized loss on settled contracts. For the same period in 2008, the Company reported a $148.6 million net loss on derivatives, consisting of a $35 million realized loss on settled contracts and a $113.6 million non-cash loss due to changes in mark-to-market valuations.

The Company will host a conference call to discuss these results and other forward-looking items today, August 5th at 1:30 pm CT (2:30 pm ET). The dial-in conference number is: 800-901-5213, passcode 17565605. The replay will be available for one week at 888-286-8010, passcode 92376806.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
REVENUES
Oil and gas sales	$57,206	$134,291	$108,002	$253,210
Natural gas services	1,355	3,553	2,939	6,091
Drilling rig services	1,462	12,703	6,681	27,535
Gain on sales of assets	480	40,721	663	41,290
Total revenues	60,503	191,268	118,285	328,126

COSTS AND EXPENSES
Production	18,296	21,925	37,359	42,504
Exploration:
Abandonments and impairments	4,505	1,933	16,917	2,230
Seismic and other	1,388	1,562	5,658	5,237
Natural gas services	1,211	3,244	2,622	5,759
Drilling rig services	2,911	9,923	9,997	21,040
Depreciation, depletion and amortization	26,186	24,974	62,651	55,247
Impairment of property and equipment (a)	32,068	-	32,068	-
Accretion of abandonment obligations	748	485	1,466	1,015
General and administrative	6,256	7,944	10,784	11,392
Loss on sales of assets and inventory write-downs	396	277	3,845	286
Total costs and expenses	93,965	72,267	183,367	144,710
Operating income (loss)	(33,462)	119,001	(65,082)	183,416

OTHER INCOME (EXPENSE)

Interest expense	(5,736)	(6,077)	(11,174)	(13,523)
Loss on derivatives	(21,770)	(148,587)	(19,260)	(194,696)
Other	826	3,014	1,727	3,669

Total other income (expense)	(26,680)	(151,650)	(28,707)	(204,550)

Loss before income taxes	(60,142)	(32,649)	(93,789)	(21,134)

Income tax benefit	21,943	11,642	34,321	7,420

NET LOSS	(38,199)	(21,007)	(59,468)	(13,714)
Less income attributable to noncontrolling interest, net of tax (a)	(409)	(164)	(1,455)	(278)
Net Loss attributable to Clayton Williams Energy, Inc.	$(38,608)	$(21,171)	$(60,923)	$(13,992)

Net loss per common share attributable to Clayton Williams
Energy, Inc. stockholders:
Basic	$(3.18)	$(1.75)	$(5.02)	$(1.19)
Diluted	$(3.18)	$(1.75)	$(5.02)	$(1.19)

Weighted average common shares outstanding:
Basic	12,142	12,111	12,132	11,749
Diluted	12,142	12,111	12,132	11,749

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	June 30,	December 31,
	2009	2008
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$15,943	$41,199
Accounts receivable:
Oil and gas sales	23,223	26,009
Joint interest and other, net	6,229	14,349
Affiliates	554	227
Inventory	32,396	20,052
Deferred income taxes	3,637	3,637
Assets held for sale (a)	18,750	-
Prepaids and other	18,386	20,011
	119,118	125,484
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	1,564,547	1,526,473
Natural gas gathering and processing systems	17,816	17,816
Contract drilling equipment (a)	26,465	91,151
Other	15,869	14,954
	1,624,697	1,650,394
Less accumulated depreciation, depletion and amortization	(890,043)	(840,366)
Property and equipment, net	734,654	810,028

OTHER ASSETS
Debt issue costs, net	5,671	6,225
Other	1,830	1,672
	7,501	7,897

	$861,273	$943,409

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$36,603	$67,189
Oil and gas sales	26,817	24,702
Affiliates	1,518	1,627
Current maturities of long-term debt	18,750	18,750
Fair value of derivatives	17,626	-
Accrued liabilities and other	11,264	10,609
	112,578	122,877

NON-CURRENT LIABILITIES
Long-term debt	355,550	347,225
Deferred income taxes	86,087	120,414
Fair value of derivatives	1,281	-
Other	37,034	32,617
	479,952	500,256

EQUITY
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,214	1,212
Additional paid-in capital (a)	152,028	137,046
Retained earnings	115,501	176,424
Total Clayton Williams Energy, Inc. stockholders' equity	268,743	314,682

Noncontrolling interest, net of tax (a)	-	5,594
Total equity	268,743	320,276

	$861,273	$943,409

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(38,199)	$(21,007)	$(59,468)	$(13,714)
Adjustments to reconcile net loss to cash
provided by operating activities:
Depreciation, depletion and amortization	26,186	24,974	62,651	55,247
Impairment of property and equipment	32,068	-	32,068	-
Exploration costs	4,505	1,933	16,917	2,230
(Gain) loss on sales of assets and inventory write-downs, net	(84)	(40,444)	3,182	(41,004)
Deferred income tax benefit	(21,943)	(11,852)	(34,321)	(7,752)
Non-cash employee compensation	244	1,568	627	1,910
Unrealized loss on derivatives	20,286	113,593	18,907	145,621
Settlements on derivatives with financing elements	-	14,374	-	24,789
Amortization of debt issue costs	316	439	624	785
Accretion of abandonment obligations	748	485	1,466	1,015

Changes in operating working capital:
Accounts receivable	475	(5,793)	10,579	(19,662)
Accounts payable	(3,219)	(11,587)	(16,626)	398
Other	5,196	4,688	3,264	(442)
Net cash provided by operating activities	26,579	71,371	39,870	149,421

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(26,456)	(68,881)	(69,082)	(118,500)
Proceeds from sales of assets	411	113,425	670	114,049
Change in equipment inventory	(6,577)	(5,157)	(12,594)	(6,777)
Other	13	716	(97)	785
Net cash provided by (used in) investing activities	(32,609)	40,103	(81,103)	(10,443)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	10,800	4,000	25,200	4,000
Repayments of long-term debt	(4,688)	(111,563)	(9,375)	(128,925)
Proceeds from exercise of stock options	45	9,432	152	15,884
Settlements on derivatives with financing elements	-	(14,374)	-	(24,789)
Net cash provided by (used in) financing activities	6,157	(112,505)	15,977	(133,830)

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	127	(1,031)	(25,256)	5,148

CASH AND CASH EQUIVALENTS
Beginning of period	15,816	18,523	41,199	12,344

End of period	$15,943	$17,492	$15,943	$17,492

Clayton Williams Energy, Inc.
Summary Production and Price Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Average Daily Production:
Natural Gas (Mcf):
Permian Basin	15,432	14,284	15,553	14,665
North Louisiana	11,445	15,233	12,989	14,611
South Louisiana	7,699	7,347	10,132	15,405
Austin Chalk (Trend)	2,412	2,133	2,718	2,333
Cotton Valley Reef Complex	3,781	6,277	4,026	5,857
Other	1,605	627	1,372	563
Total	42,374	45,901	46,790	53,434

Oil (Bbls):
Permian Basin	4,058	3,568	4,256	3,532
North Louisiana	273	386	271	365
South Louisiana	701	105	548	545
Austin Chalk (Trend)	2,742	3,575	2,942	3,104
Other	94	91	88	75
Total	7,868	7,725	8,105	7,621

Natural gas liquids (Bbls):
Permian Basin	248	153	238	185
North Louisiana	37	5	19	3
South Louisiana	60	41	52	89
Austin Chalk (Trend)	290	241	299	258
Other	13	11	11	9
Total	648	451	619	544

Total Production:
Natural Gas (MMcf)	3,856	4,177	8,469	9,725
Oil (MBbls)	716	703	1,467	1,387
Natural gas liquids (MBbls)	59	41	112	99
Total (MBOE)	1,418	1,440	2,991	3,107

Average Realized Prices (b):
Gas ($/Mcf):	$3.84	$11.07	$4.25	$9.81
Oil ($/Bbl):	$56.55	$121.51	$46.55	$109.05
Natural gas liquids ($/Bbl)	$24.53	$63.63	$23.78	$58.47

Gains (Losses) on settled derivative contracts (b):
($ in thousands, except per unit)
Gas:
Net realized gain (loss)	$3,088	$(10,287)	$4,486	$(11,171)
Per unit produced ($/Mcf)	$0.80	$(2.46)	$0.53	$(1.15)

Oil:
Net realized gain (loss)	$(4,572)	$(23,348)	$(4,839)	$(36,254)
Per unit produced ($/Bbl)	$(6.39)	$(33.21)	$(3.30)	$(26.14)

Clayton Williams Energy, Inc.
Summary of Open Commodity Derivatives
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to June 30, 2009.

Swaps:	Gas		Oil
	MMBtu (a)	Price	Bbls	Price
Production Period:

3rd Quarter 2009	1,450,000	$5.47	440,000	$48.13
4th Quarter 2009	1,850,000	$5.47	400,000	$46.15
2010	7,540,000	$6.80	327,000	$53.30
2011	6,420,000	$7.07	-	$-
	17,260,000		1,167,000

(a) One MMBtu equals one Mcf at a Btu factor of 1,000.

CLAYTON WILLIAMS ENERGY, INC.
Notes to tables and supplemental information

(a)	Effective April 15, 2009, the Company acquired the remaining 50% equity interest in Desta Drilling, LP, a contract drilling limited partnership formerly referred to as Larclay JV (the "Partnership"), pursuant to an agreement with Lariat Services, Inc. ("Lariat") dated March 13, 2009 (the "Assignment"). The Assignment from Lariat to the Company also included all of Lariat's right, title and interest in subordinated loans previously made by Lariat to the Partnership. As consideration for the Assignment, the Company assumed all of the obligations and liabilities of Lariat relating to the Partnership from and after the effective date, including Lariat's obligations as operator of the Partnership's drilling rigs. Upon consummation of the Assignment, the Company contributed the subordinated loans to the Partnership's capital.

Prior to the effective date of the Assignment, the Company met the definition of the primary beneficiary of the Partnership's expected cash flows under FIN 46R. Accordingly, the Company fully consolidated the accounts of the Partnership in its consolidated financial statements and accounted for the equity interest owned by Lariat as a noncontrolling interest. Upon consummation of the Assignment, the Company accounted for the related transactions by recording an increase in additional paid-in capital of $14.8 million, consisting of the contribution to equity of $7.8 million of principal and accrued interest on subordinated loans obtained from Lariat and the conversion to equity of $7 million of cumulative balance in the noncontrolling interest account attributable to the equity interests acquired from Lariat.

Upon consummation of the Assignment, the Company adopted a plan of disposition whereby it would commit to sell eight of the Partnership's 12 drilling rigs. The plan of disposition meets the criteria under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets (as amended)" ("SFAS 144"), for the designated assets to be classified as held for sale. SFAS 144 requires the Company to value the designated assets at the lower of their carrying value or fair value, less cost to sell, as of the date the plan of disposition was adopted. The Company estimates the fair value of the designated assets to be approximately $18.8 million. As a result, the Company has reclassified the estimated fair value of the designated assets to "Assets Held for Sale" in its consolidated balance sheet, and has recorded a related charge for impairment of property and equipment of approximately $32.1 million in its consolidated statement of operations for the second quarter of 2009.

(b)	Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2009 or 2008 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2009 and 2008 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

CONTACT:
Clayton Williams Energy, Inc.
Patti Hollums, 432-688-3419
Director of Investor Relations
cwei@claytonwilliams.com
www.claytonwilliams.com
or
Mel G. Riggs, 432-688-3431
Chief Financial Officer